UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Lakeland Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LAKELAND BANCORP, INC.

250 OAK RIDGE ROAD

OAK RIDGE, NEW JERSEY 07438

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 9, 2007

Notice is hereby given that the Annual Meeting of Stockholders of Lakeland Bancorp, Inc. will be held at Perona Farms, 350 Andover Sparta Road, Andover, New Jersey 07821 on Wednesday, May 9, 2007 at 5:00 p.m. for the following purposes:

1.	To elect four directors for three year terms.

2.	To consider a proposal which would permit Lakeland Bancorp’s officers, directors, employees and consultants to purchase the Company’s securities in any future public offering at the same price as members of the public purchase such securities in such public offering. The Company has no immediate plans to commence a public offering and this proxy statement is not an offer to sell or a solicitation of offers to buy any securities.

3.	To transact such other business as may properly come before the meeting and/or any adjournment or adjournments thereof.

In accordance with the Bylaws of Lakeland Bancorp, Inc., the close of business on March 31, 2007, has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

Enclosed are the Proxy Statement and a form of Proxy. You will also be receiving an Annual Report. You are cordially invited to attend this meeting. It is important that your shares be represented, regardless of the number you own. Whether or not you plan to attend the meeting, please return the Proxy, duly signed, as promptly as possible, in the envelope provided to you.

By Order of the Board of Directors

ARTHUR L. ZANDE

SECRETARY

Oak Ridge, New Jersey

April     , 2007

LAKELAND BANCORP, INC.

PROXY STATEMENT

Annual Meeting of Stockholders: May 9, 2007

Approximate Mailing Date: April     , 2007

SOLICITATION OF PROXY

General

THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF LAKELAND BANCORP, INC. (hereinafter called “Lakeland” or the “Company”) for use in connection with the Annual Meeting of Stockholders to be held at Perona Farms, 350 Andover Sparta Road, Andover, New Jersey 07821 on Wednesday, May 9, 2007 at 5:00 p.m., and at any adjournments thereof. The matters to be considered and acted upon at such meeting are referred to in the enclosed notice of such meeting and are more fully discussed below.

Only stockholders of record at the close of business on March 31, 2007, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting. If the enclosed proxy is properly executed and returned to Lakeland and not revoked before its exercise, all shares represented thereby will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted in favor of the Board’s nominees for election to the Board and in favor of Proposal 2. The proxy will enable you to assure that your shares are voted and to aid in securing a quorum at the meeting.

In order to reduce the number of annual reports being sent to one address, only one annual report is being delivered to multiple security holders sharing an address unless Lakeland has received contrary instructions from one or more of the security holders. This is called “householding”. Lakeland will deliver a separate copy of the annual report to any security holder who requests a copy in writing or by telephone. If you wish to receive a separate copy of the 2006 annual report, or if you wish to receive a separate copy of future annual reports, please contact Mr. Harry Cooper at Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438 (toll-free telephone 866-284-1291). If you are currently receiving multiple copies of the annual report at the same address, and wish to have one annual report sent to multiple security holders sharing that address in the future, please contact Mr. Harry Cooper at the above address and telephone number.

The entire cost of this solicitation will be borne by Lakeland. Officers and regular employees of Lakeland may also, but without additional compensation, solicit proxies by further mailings, personal conversations, telephone, facsimile or e-mail. Lakeland will make arrangements with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries and Lakeland will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

All share information, including stock option information, contained in this proxy statement has been adjusted to reflect Lakeland’s previously effectuated 5% stock dividends.

Voting your Shares

Lakeland shareholders will have four alternative ways to vote:

•	by traditional paper proxy card;

•	by telephone;

•	via the Internet; or

•	in person at the Annual Meeting.

Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

Voting by Proxy Card. If proxy cards in the accompanying form are properly executed and returned, the shares represented thereby will be voted in the manner specified therein. If you vote by proxy card but make no specification on your proxy card that you have otherwise properly executed, your shares will be voted FOR the election of the Board’s nominees for director and FOR Proposal 2.

Voting by Telephone. If you wish to vote by telephone and you are a shareholder of record of Lakeland, use a touch-tone telephone to call toll-free 1-800-PROXIES and follow the instructions. If you vote by telephone, you must have your control number and the proxy card available when you call.

Voting by the Internet. If you wish to vote through the Internet and you are a shareholder of record of Lakeland, you can access the web page at www.voteproxy.com and follow the on-screen instructions. If you vote through the Internet, you must have your control number and the proxy card available when you access the web page.

If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by telephone or the Internet. If so, the voting form your nominee sent you will provide telephone and Internet voting instructions.

The deadline for voting by telephone or through the Internet as a shareholder of record of Lakeland is 11:59 p.m., EDT, on May 8, 2007. For shareholders whose shares are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker for information about the deadline for voting by phone or through the Internet.

Voting in Person. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Changing your Vote

You will be able to change your vote as many times as you wish and the last vote received chronologically by any means will supersede your prior vote(s). Please note, however, that if you vote by the Internet, the maximum number of times that you can access the website using any one control number is limited to five times per day.

Any Lakeland shareholder may revoke a proxy at any time before or at the Annual Meeting in one or more of the following ways:

•	Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the Annual Meeting to Arthur L. Zande, Corporate Secretary of Lakeland; or

•	Submitting a later-dated proxy card; or

•	Submitting a new proxy via telephone or the Internet.

A Lakeland shareholder should send any written notice of revocation or subsequent proxy card to Lakeland Bancorp, Inc., Attention: Arthur L. Zande, Corporate Secretary, 250 Oak Ridge Road, Oak Ridge, New Jersey 07438, or hand deliver the notice of revocation or subsequent proxy card to Mr. Zande before the taking of the vote at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

CAPITAL STOCK OUTSTANDING

At the close of business on March 31, 2007, there were [            ] shares of Lakeland’s common stock, no par value (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share will be entitled to one vote on all matters properly coming before the meeting. Provided that a quorum is present, directors will be elected by a plurality vote (there is no right to vote stock cumulatively) and approval of Proposal 2 will require the affirmative vote of a majority of the votes cast with respect to such proposal. A majority of the shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast “for” or “against” are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

To Lakeland’s knowledge, no person beneficially owned more than 5% of the outstanding voting securities of Lakeland as of December 31, 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

Unless a shareholder either indicates “withhold authority” on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as directors of the four persons named in Table I below to serve until the expiration of their respective terms and thereafter until their successors shall have been duly elected and shall have qualified. If elected, the nominees will serve for three year terms. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

Table I sets forth the names and ages of the nominees for election to the Board of Directors, the positions and offices presently held by each such person within Lakeland, the period during which each such person has served on Lakeland’s Board of Directors, the expiration of their respective terms, the principal occupations and employment of each such person during the past five years, and the number of shares of Lakeland Common Stock which they beneficially owned as of February 1, 2007. Table II sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years. Unless otherwise stated in the footnotes following the tables, the nominees and other directors listed in the tables have sole power to vote and dispose of the shares which they beneficially owned as of February 1, 2007. Shares covered by stock options are included in the tables below only to the extent that such options may be exercised by April 1, 2007.

All of the persons named in both tables have been directors of Lakeland and Lakeland Bank for at least five years, except as follows: (a) Robert B. Nicholson, III was appointed to the Board of Lakeland Bank in July 2003 and of Lakeland in December 2003, (b) Robert E. McCracken, Paul G. Viall, Jr. and Janeth C. Hendershot were appointed to the Board of Lakeland on July 14, 2004, upon the consummation of the acquisition of Newton Financial Corp., (c) Stephen R. Tilton, Sr. was appointed to the Board of Lakeland Bank in February 2007, and (d) Messrs. Guptill, McCracken and Viall and Ms. Hendershot currently do not serve on the Lakeland Bank Board. Mark J. Fredericks is John W. Fredericks’ son.

TABLE I

NOMINEES FOR ELECTION AS DIRECTORS

	Director Since	Expiration of Term if Elected	Business Experience	Shares Beneficially Owned As Of February 1, 2007
Name and Age				Number of Shares		Percent of Class
John W. Fredericks Age 70	1989	2010	Chairman, Lakeland Bancorp, Inc. (6/1/99 to present); Chairman, Lakeland Bank (6/1/99 to present); Chairman and Owner (1/1/02 to 11/1/04) and President and Owner (prior years to 1/1/02), Fredericks Fuel and Heating Service, Oak Ridge, NJ	593,891	(a)	2.7%

Robert E. McCracken Age 49	2004	2010	Sole managing member and owner (11/98 to present), REM, LLC (a real estate and investment company), Newton, NJ; owner/manager (1/00 to present), Wood Funeral Home, Branchville, NJ; owner/ manager (10/90 to present), Smith-McCracken Funeral Home, Newton, NJ	105,768	(b)	.5%

Stephen R. Tilton, Sr. Age 61	2001	2010	Chairman and Chief Executive Officer, Tilton Securities LLC (investment trader) (10/98 to present); Chairman and Chief Executive Officer, Chaumont Holdings, Inc. (real estate holding company) (9/92 to present); Chairman and Chief Executive Officer, Fletcher Holdings, LLC (commercial real estate company) (10/98 to present)	660,993	(c)	3.0%

Paul G. Viall, Jr. Age 60	2004	2010	Vice Chairman (11/18/03 to November 2005), Newton Trust Company; Vice Chairman (11/18/03 to 7/1/04), Newton Financial Corp.; President and Chief Executive Officer (1997 to present), Ridgecrest Holding LLC (venture capital management consulting)	99,996	(d)	.5%

TABLE II

CONTINUING DIRECTORS

	Director Since	Expiration of Term	Business Experience	Shares Beneficially Owned As Of February 1, 2007
Name and Age				Number of Shares		Percent of Class
Roger Bosma Age 64	1999	2008	President and CEO, Lakeland Bancorp, Inc. (6/1/99 to present); President and CEO, Lakeland Bank (1/1/02 to present)	340,003	(e)	1.5%

Mark J. Fredericks Age 46	1994	2008	President of Keil Oil Company, Riverdale, NJ; President of Fredericks Fuel & Heating Service, Oak Ridge, NJ (1/1/02 to present)	379,327	(f)	1.7%

George H. Guptill, Jr. Age 68	1999	2008	Chairman (1/1/04 to present) and President (1/1/90 to 1/1/04), Franklin Mutual Insurance Company, Branchville, NJ; Chairman (1/1/04 to present) and President (1/1/94 to 1/1/04), FMI, Inc., FMI Insurance Company and Fidelity Mohawk Insurance Company, Branchville, NJ	672,035	(g)	3.0%

Janeth C. Hendershot Age 52	2004	2008	Vice President (10/97 to present), Munich Reinsurance America, Inc. (reinsurance company); Vice President (3/02 to present), American Alternative Insurance Corporation (insurance company); Vice President (12/02 to present), The Princeton Excess and Surplus Lines Insurance Company (insurance company)	72,409	(h)	.3%

Robert B. Nicholson, III Age 42	2003	2008	President and Chief Executive Officer, Eastern Propane Corporation (1988 to present); President and Chief Executive Officer, Eastern Propane Energy Corporation (1993 to present); General Partner, Eastern Properties, L.P. (1999 to present)	47,188	(i)	.2%

Arthur L. Zande Age 72	1989	2009	Secretary, Lakeland Bancorp, Inc. and Lakeland Bank (3/10/04 to present); Retired (1/1/02 to present); Vice President and Treasurer, Lakeland Bancorp, Inc. (6/1/99 to 12/31/01); President and CEO, Lakeland Bank (6/1/99 to 12/31/01)	65,895	(j)	.3%

	Director Since	Expiration of Term	Business Experience	Shares Beneficially Owned As Of February 1, 2007
Name and Age				Number of Shares		Percent of Class

Bruce G. Bohuny Age 74	1989	2009	Vice Chairman, Lakeland Bancorp, Inc. (5/2003 to present); Vice Chairman, Lakeland Bank (5/2003 to present); Senior Vice President - Real Estate, Lakeland Bancorp, Inc. (6/1/99 to 5/2003); Secretary, Lakeland Bancorp, Inc. (5/19/89 to 5/2003); Secretary, Lakeland Bank (5/19/69 to 5/2003); President, Chelsea Group LLC (4/01 to present) (real estate investment company); President, Brooks Ltd.-Bergen (3/01 to present) (real estate investment company); President, Brooks Limited (prior years to 3/01) (a real estate development corporation), Wyckoff, NJ	189,472	(k)	.9%

Mary Ann Deacon Age 55	1995	2009	Secretary/Treasurer of Deacon Homes, Inc. and Deacon Development Corp. (real estate development), Sparta, NJ	178,924	(l)	.8%

Joseph P. O’Dowd Age 60	1998	2009	President and Owner of O’Dowd Advertising of Montville, NJ (4/14/82 to present); partner of O’Dowd Associates (real estate holding company) (7/1/86 to present) and O’Dowd Realty (7/1/86 to present)	50,627	(m)	.2%

Included in the amounts beneficially owned listed in the tables, the directors of Lakeland held the following interests:

(a)	Includes 163,641 shares owned by Mr. Fredericks’ wife; and 138,192 shares held in the name of Edward J. Fredericks and John W. Fredericks Trustees U/W Wilbur Fredericks Trust.
(b)	Includes 30 shares owned jointly by Mr. McCracken and his wife; 852 shares held as custodian for his children; 52,708 shares held by REM, LLC of which Mr. McCracken is sole managing member; 11,402 shares held by the Lakeland Bank Employee Profit Sharing Plan of which Mr. McCracken is a trustee; and 31,283 shares issuable upon the exercise of stock options.
(c)	Includes 7,465 shares held by his wife; 2,893 shares held by Chaumont Holdings, Inc. of which Mr. Tilton is Chairman and Chief Executive Officer; 30,892 shares held by the Tilton Securities LLC Profit Sharing Plan of which Mr. Tilton is the beneficiary; and 31,907 shares issuable upon the exercise of stock options.
(d)	Includes 55,070 shares owned jointly by Mr. Viall and his wife; 9,923 shares held by Ridgecrest Holdings LLC of which Mr. Viall is President; and 35,004 shares issuable upon the exercise of stock options.
(e)	Includes 6,581 shares held jointly by Mr. Bosma and his wife; 11,402 shares held by the Lakeland Bank Employee Profit Sharing Plan of which Mr. Bosma is a trustee; and 230,375 shares issuable upon the exercise of stock options. Also includes 10,000 shares subject to restricted stock awards. These shares vest in four equal annual installments beginning one year after the December 13, 2006 grant date. All of these shares may be voted, unless forfeited.

(f)	Includes 35,387 shares owned by Mr. Fredericks’ wife; 119,969 shares held by Mark J. Fredericks as custodian for his children; 27,693 shares held by Keil Oil Employee Profit Sharing Plan; 51,796 shares held by Mark J. Fredericks as Trustee for Fredericks Fuel and Heating Service Profit Sharing Plan; 19,348 shares held by Fredericks Fuel and Heating Service of which Mark Fredericks is President; and 26,802 shares issuable upon the exercise of stock options.
(g)	Includes 593,858 shares held in the name of the Franklin Mutual Insurance Co., of which Mr. Guptill is Chairman; and 3,400 shares issuable upon the exercise of stock options. Mr. Guptill does not have the power to vote or dispose of the shares held by the Franklin Mutual Insurance Co.
(h)	Includes 35,004 shares issuable upon the exercise of stock options.
(i)	Includes 27,562 shares issuable upon the exercise of stock options.
(j)	Includes 2,948 shares held by Mr. Zande’s wife; and 30,387 shares issuable upon the exercise of stock options.
(k)	Includes 25,526 shares held by Mr. Bohuny’s wife; and 28,502 shares issuable upon the exercise of stock options.
(l)	Includes 90,994 shares held in the name of the Mary Ann Deacon Limited Partnership; 481 shares held in the name of Mary Ann Deacon’s husband; 72,957 shares held in the name of the Philip Deacon Limited Partnership; and 11,402 shares held by the Lakeland Bank Employee Profit Sharing Plan of which Ms. Deacon is a trustee.
(m)	Includes 20,452 shares owned jointly by Joseph O’Dowd and his wife; and 29,311 shares issuable upon the exercise of stock options.

Security Ownership of Management

The following table sets forth information regarding the beneficial ownership of Lakeland’s Common Stock as of February 1, 2007 by (i) the five Named Officers (as defined below under “Executive Compensation”) who are not directors of Lakeland and (ii) all current executive officers and directors of Lakeland as a group. Unless otherwise indicated, each of the named stockholders possesses sole voting and investment power with respect to the shares beneficially owned. For information concerning the beneficial ownership of Lakeland’s Common Stock by directors and nominees for director, see the tables above under “Election of Directors”. Shares covered by stock options are included in the table below only to the extent that such options may be exercised by April 1, 2007.

	Shares Beneficially Owned as of February 1, 2007
Stockholder	Number		Percent
Joseph F. Hurley	69,585	(A)	.3%
Louis E. Luddecke	93,189	(B)	.4%
Robert A. Vandenbergh	110,775	(C)	.5%
Jeffrey J. Buonforte	84,444	(D)	.4%
Steven Schachtel	46,623	(E)	.2%
All current executive officers and directors as a group (19 persons)	3,867,877	(F)	16.9%

(A)	Includes 63,842 shares issuable upon the exercise of stock options. Also includes 2,500 shares subject to restricted stock awards. These shares vest in four equal annual installments beginning one year after the December 13, 2006 grant date. All of these shares may be voted, unless forfeited.
(B)	Includes five shares held by Mr. Luddecke’s wife; and 61,559 shares issuable upon the exercise of stock options. Also includes 2,500 shares subject to restricted stock awards. These shares vest in four equal annual installments beginning one year after the December 13, 2006 grant date. All of these shares may be voted, unless forfeited.
(C)	Includes 5,588 shares held jointly by Mr. Vandenbergh and his wife; 13,395 shares which have been allocated to Mr. Vandenbergh in the ESOP; and 75,744 shares issuable upon the exercise of stock options. Also includes 2,500 shares subject to restricted stock awards. These shares vest in four equal annual installments beginning one year after the December 13, 2006 grant date. All of these shares may be voted, unless forfeited.
(D)	Includes 6,809 shares held jointly by Mr. Buonforte and his wife; and 69,044 shares issuable upon the exercise of stock options. Also includes 2,500 shares subject to restricted stock awards. These shares vest in four equal annual installments beginning one year after the December 13, 2006 grant date. All of these shares may be voted, unless forfeited.
(E)	Includes 1,339 shares held jointly by Mr. Schachtel and his wife; and 45,284 shares issuable upon the exercise of stock options.
(F)	Includes an aggregate of 852,047 shares issuable upon the exercise of stock options; and 13,395 shares which have been allocated under the ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder require Lakeland’s directors, executive officers and 10% shareholders to file with the SEC certain reports regarding such persons’ ownership of Lakeland’s securities. Lakeland is required to disclose any failures to file such reports on a timely basis. Based solely upon a review of the copies of the forms or information furnished to Lakeland, Lakeland believes that during 2006, all filing requirements applicable to its directors and officers were satisfied on a timely basis, except that Mr. Bohuny failed to file on a timely basis a report disclosing the sale of shares in August 2006. The failure to file on a timely basis was inadvertent, and the filing was made promptly after the failure was noted.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

During 2006, the SEC substantially revised the disclosures that we are required to make with respect to executive compensation. As part of the SEC’s revised executive compensation discussion requirements, issuers must provide a “Compensation Discussion and Analysis” in which issuers explain the material elements of their compensation of executive officers by describing the following:

•	the objectives of the issuer’s compensation programs;

•	the conduct that the compensation programs are designed to reward;

•	the elements of the compensation program;

•	the rationale for each of the elements of the compensation program;

•	how the issuer determines the amount (and, where applicable, the formula) for each element of the compensation program; and

•	how each element and the issuer’s decisions regarding that element fit into the issuer’s overall compensation objectives and affect decisions regarding other elements of the compensation program.

Our compensation philosophy is dictated by the Compensation Committee of our Board of Directors. The duties and responsibilities of the Compensation Committee, which consists entirely of independent directors of the Board, include the following:

•	Establish the compensation and benefits philosophy and strategy for the Company, in consultation with the chief executive officer;

•	In conjunction with the chief executive officer, determine performance measures and goals for measuring corporate performance as they relate to compensation;

•	Establish compensation awards for the chief executive officer, including salary, bonus, stock awards, and, if applicable, contracts and any supplemental compensation or benefit arrangements;

•

Review and approve compensation programs covering the other executive officers and, considering the recommendation of the chief executive officer, approve individual compensation awards for this group;

•	Evaluate competitive compensation levels for the “Executive Team” based on “peer group” companies;

•	Review overall compensation and benefits’ budget;

•	Review and recommend to the Board implementation or revision of any major compensation or benefit programs; and

•	Review and recommend to the Board all stock option, restricted stock and other equity alternative grants.

Roger Bosma, our President and Chief Executive Officer, participates in determinations regarding the compensation and design of our benefit programs for all employees, including our other executive officers. However, he does not participate in determining his own compensation.

Our Compensation Objectives and the Focus of Our Compensation Rewards

We believe that an appropriate compensation program should draw a balance between providing rewards to executive officers while at the same time effectively controlling compensation costs. We reward executive officers in order to attract highly qualified individuals, to retain those individuals in a highly competitive marketplace for executive talent and to motivate them to perform in a manner that maximizes our corporate performance.

We view executive compensation as having three key elements:

•	a current cash compensation program consisting of salary and cash bonus incentives;

•	long-term equity incentives reflected in grants of stock options and/or restricted stock awards; and

•	other executive retirement benefits and perquisites.

These programs aim to provide our executives with an overall compensation package that is competitive with peer group institutions, and seek to align individual performance with our long-term business objectives.

We annually review our mix of short term performance incentives versus longer term incentives. We do not have set percentages of short term versus long term incentives. Instead, we look to provide a reasonable balance of those incentives.

We also “benchmark” our compensation programs to a peer group. The Compensation Committee reviews the financial statements and other publicly available data of banking institutions in the tri-state area (New Jersey, New York and Connecticut) on an on-going basis. Asset size is the primary factor we consider in establishing our peer group.

Although we gain considerable knowledge about the competitiveness of our compensation programs through the benchmarking process and by conducting periodic studies, we recognize that each financial institution is unique and that significant differences between institutions in regard to executive compensation practices exist. We believe that the combination of executive compensation programs that we provide fulfills our objectives of providing a competitive level of compensation and benefits in order to attract and retain key executives. We also believe that our incentive programs appropriately reward performance to achieve profitability and growth while at the same time allowing us to maintain controls over our compensation costs.

Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our Company and our shareholders. We provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis in the form of bonus compensation to reward superior performance as measured against specific short-term goals. We provide non-cash compensation to reward superior performance as measured against specific objectives and long-term strategic goals.

Specific Elements of Our Compensation Program

We have described below the specific elements of our compensation program for executive officers.

Salary. As consolidation continues within the banking industry, we believe that it is important for us to retain a competitive salary structure in order to retain our existing qualified executive officers and maintain a base pay structure consistent with the structures utilized for the compensation of similarly situated executives at similarly sized banking institutions. We maintain salary guidelines for our executive officers as part of a salary pay scale that is reviewed periodically, based upon industry standards. We believe that a key objective of our salary structure is to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive average, taking into account performance as well as seniority.

As described elsewhere in this proxy statement, Mr. Bosma has an employment agreement which provides that he will receive an annual base salary of at least $250,000. Steven Schachtel, President of Lakeland’s Equipment Leasing Division, has an agreement which provides for a base salary of $200,000, plus a bonus based on the performance of the Division. Mr. Bosma, Mr. Schachtel and the other executive officers named in the summary compensation table have change in control provisions which are described elsewhere in this proxy statement.

Bonus. Bonuses are designed to motivate executives by rewarding performance. The Compensation Committee makes a recommendation to the Board of Directors with respect to Mr. Bosma’s annual bonus. In determining its recommendation for 2006, the Compensation Committee considered the Company’s financial performance, including return on assets, return on equity, the efficiency ratio and earnings per share. We also considered Mr. Bosma’s leadership qualities in guiding the Company to achieve these results, and his efforts to control costs.

Mr. Bosma makes a recommendation to the Compensation Committee with respect to the annual bonus of the other executive officers, based on their respective contributions to the performance of the areas for which they are responsible. Mr. Schachtel is eligible to receive a bonus (also called a commission) in accordance with his written agreement with the Company. For a description of this bonus plan, see “Employment Agreements and Other Arrangements with Executive Officers.”

Long-Term Incentive Compensation. We provide long-term incentives to our executive officers through our 2000 Equity Compensation Program, as amended. We refer to this as our Stock Option Plan. Our Stock Option Plan permits the grant of stock options and restricted stock awards. Stock options previously have been granted to our executive officers at an exercise price equal to the then current market price of our Common Stock. Options and restricted stock awards under the Stock Option Plan are granted on a discretionary basis taking into account the Company’s financial performance, including the financial measures described above under “Bonus,” and each executive’s contribution to such performance. All of the executive officers in the summary compensation table received restricted stock awards in 2006, based on their contributions to the Company, except for Mr. Schachtel. The Compensation Committee thought this was appropriate based on the cash bonus Mr. Schachtel earned in 2006 pursuant to his agreement with the Company.

Other Elements of Compensation for Executive Officers. In order to attract and retain qualified executives, we provide executives with a variety of benefits and perquisites, consisting primarily of retirement benefits through our 401(k) and various retirement plans, executive life insurance, and the use of automobiles. Details of the values of these benefits and perquisites may be found in the footnotes and narratives to the summary compensation table. In 2003, the Company and Lakeland Bank entered into a Supplemental Executive Retirement Plan Agreement with Mr. Bosma, our Chief Executive Officer, which provides that he will receive an annual retirement benefit of $150,000 a year for a 15 year period when he reaches the age of 65. The Company also makes contributions to the Lakeland Bank Profit Sharing Plan on behalf of executive officers, as well as all other employees. The Board of Directors authorized a total contribution to the Lakeland Bank Profit Sharing Plan of $742,500 in 2006.

Employment Agreements.

In August 2006, we entered into an agreement with Steven Schachtel, the president of Lakeland’s Equipment Leasing Division. The terms of this agreement and our agreements with the other executives named in the summary compensation table are described later in this proxy statement. See “Employment Agreements and Other Arrangements with Executive Officers.”

Compliance with Sections 162(m) and 409A of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. Certain performance-based compensation that has been approved by our shareholders is not subject to this limitation. As a result, stock options granted under our Stock Option Plan are not subject to the limitations of Section 162(m). However, restricted stock awards under our Stock Option Plan generally will not be treated as performance-based compensation. Restricted stock award grants made to date under the Stock Option Plan have not been at levels that, together with other compensation, approached the $1,000,000 limit. Also, since we retain discretion over cash bonuses, those bonuses also will not qualify for the exemption for performance-based compensation. Since none of the Company’s executive officers had compensation in excess of $1,000,000 for 2006, Section 162(m) was not applicable.

It is also our intention to maintain our executive compensation arrangements in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements. We are in the process of reviewing and modifying, as necessary, our deferred compensation arrangements since the enactment of Section 409A in 2004 in order to remain compliant with provisional guidance issued by the Internal Revenue Service under Section 409A.

Summary of Cash and Certain Other Compensation

The following table sets forth, for the year ended December 31, 2006, a summary of the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our four other most highly compensated executive officers. We refer to the executive officers named in this table as the “Named Officers.” We have included six executive officers as our Named Officers since the difference in total compensation for Mr. Luddecke and Mr. Buonforte was nominal. No stock options were granted to the Named Officers in 2006 and the Named Officers did not receive any compensation from non-equity incentive plans with respect to performance during 2006. The amounts in the bonus column represent bonuses earned in 2006 and paid in 2007. Bonuses that were paid in 2006 for 2005 performance, which were included in our compensation table in last year’s proxy statement, are not included in the following table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Roger Bosma, President and Chief Executive Officer of Lakeland Bancorp and Lakeland Bank	490,000	150,000	146,500	4,095	91,493	882,088

Joseph F. Hurley, Executive Vice President and Chief Financial Officer of Lakeland Bancorp	218,000	45,000	36,625	0	24,336	323,961

Robert A. Vandenbergh, Senior Executive Vice President and Chief Lending Officer of Lakeland Bancorp	218,000	45,000	36,625	0	52,037	351,662

Steven Schachtel, President of Lakeland Bank Equipment Leasing Division	200,000	427,500	0	0	22,395	649,895

Louis E. Luddecke, Executive Vice President and Chief Operations Officer of Lakeland Bancorp	185,000	40,000	36,625	0	27,227	288,852

Jeffrey J. Buonforte, Executive Vice President and Chief Retail Officer of Lakeland Bancorp	185,000	40,000	36,625	0	27,042	288,667

In the table above:

•	See “Employment Agreements and Other Arrangements with Executive Officers” for a description of how Mr. Schachtel’s bonus was determined;

•

when we refer to “stock awards”, we are referring to the dollar amount recognized by us for financial statement purposes in accordance with FAS 123R, an accounting pronouncement which governs the manner in which we account for equity based compensation; in calculating such dollar amounts, we have made the assumptions described in Note 14 of the Notes to our Consolidated Financial Statements for the year ended December 31, 2006;

•

in calculating the “stock awards”, we have disregarded any estimate of forfeitures relating to service-based vesting conditions; for 2006, for all grantees of stock awards under our plans, forfeitures amounted to $0;

•

when we refer to “Change in Pension Value and Nonqualified Deferred Compensation Earnings”, we are referring to the aggregate change in the present value of Roger Bosma’s accumulated benefit under our Directors’ Deferred Compensation Plan from the measurement date used for preparing our 2005 year-end financial statements to the measurement date used for preparing our 2006 year-end financial statements. There were no above-market earnings on such deferred compensation in 2006. For a description of the Directors’ Deferred Compensation Plan, see “Directors Compensation”.

•	“all other compensation” includes the following:

•

for Mr. Bosma, $52,850 for attending meetings of the Company and Lakeland Bank, $7,549 for the use of an automobile, $2,642 for a tax gross-up for use of such automobile, $3,168 for premiums for group term life insurance for Mr. Bosma’s benefit, $11,160 for membership in a country club approved by the Board and $14,124 for the annual contribution to Lakeland’s profit sharing plan on behalf of Mr. Bosma;

•

for Mr. Hurley, $3,685 for the use of an automobile, $1,290 for a tax gross-up for use of such automobile, $1,992 for premiums for group term life insurance for Mr. Hurley’s benefit, $12,237 for the annual contribution to Lakeland’s profit sharing plan on behalf of Mr. Hurley and a contribution of $5,131 to the Company’s 401(k) Plan on behalf of Mr. Hurley to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Hurley to that Plan;

•

for Mr. Vandenbergh, $6,888 for the use of an automobile, $2,411 for a tax gross-up for use of such automobile, $1,814 for premiums for group term life insurance for Mr. Vandenbergh’s benefit, $12,495 for the annual contribution to Lakeland’s profit sharing plan on behalf of Mr. Vandenbergh, a contribution of $5,280 to the Company’s 401(k) Plan on behalf of Mr. Vandenbergh to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Vandenbergh to that Plan, $16,002, representing the aggregate earnings in 2006 under a salary continuation agreement for Mr. Vandenbergh and $7,146 for a premium for additional life insurance for Mr. Vandenbergh (see “Deferred Compensation” below);

•

for Mr. Schachtel, $2,837 for the use of an automobile, $993 for a tax gross-up for use of such automobile, $630 for premiums for group term life insurance for Mr. Schachtel’s benefit, $12,654 for the annual contribution to Lakeland’s profit sharing plan on behalf of Mr. Schachtel and a contribution of $5,280 to the Company’s 401(k) Plan on behalf of Mr. Schachtel to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Schachtel to that Plan;

•

for Mr. Luddecke, $5,286 for the use of an automobile, $1,850 for a tax gross-up for use of such automobile, $2,534 for premiums for group term life insurance for Mr. Luddecke’s benefit, $12,277 for the annual contribution to Lakeland’s profit sharing plan on behalf of Mr. Luddecke and a contribution of $5,280 to the Company’s 401(k) Plan on behalf of Mr. Luddecke to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Luddecke to that Plan; and

•

for Mr. Buonforte, $5,832 for the use of an automobile, $2,041 for a tax gross-up for use of such automobile, $1,651 for premiums for group term life insurance for Mr. Buonforte’s benefit, $12,237 for the annual contribution to Lakeland’s profit sharing plan on behalf of Mr. Buonforte and a contribution of $5,280 to the Company’s 401(k) Plan on behalf of Mr. Buonforte to match a pre-tax elective deferral contribution (included under “Salary”) made by Mr. Buonforte to that Plan.

The Company has a Profit Sharing Plan for all eligible employees. The Company’s annual contribution to the plan is determined by its Board of Directors. Annual contributions are allocated to participants on a point basis for years of service and salary, with accumulated benefits payable at retirement, or, at the discretion of the plan committee, upon termination of employment. Contributions made by the Company on behalf of the Named Officers are included in the table above under “All Other Compensation”.

Grant of Plan Based Awards

During 2006, our Named Officers did not receive any stock options or any awards under any non-equity incentive plan.

The following table sets forth, for each of the Named Officers, information regarding restricted stock awards that we granted to each Named Officer in 2006 under our 2000 Equity Compensation Program, as amended, which is our only equity incentive plan. During 2006, our Named Officers did not receive stock awards under any other award plans.

Name(a)	Grant Date(b)	All other Stock Awards: Number of Shares of Stock or Units (#)(i)	Grant Date Fair Value of Stock and Option Awards (l)($)
Roger Bosma	12/13/06	10,000	146,500
Joseph F. Hurley	12/13/06	2,500	36,625
Robert A. Vandenbergh	12/13/06	2,500	36,625
Steven Schachtel	12/13/06	—	—
Louis E. Luddecke	12/13/06	2,500	36,625
Jeffrey J. Buonforte	12/13/06	2,500	36,625

In the table above, we are disclosing:

•

in column (i), the restricted stock awards granted to the Named Officers on December 13, 2006. The shares of restricted stock vest in four equal annual installments beginning one year after the date of grant. All restrictions on the restricted stock awards lapse upon a change in control. Dividends are paid on the restricted stock, unless the shares are forfeited; and

•	in column (l), the fair value of each stock award, calculated as of the applicable grant date in accordance with FAS 123R.

Outstanding Equity Awards at December 31, 2006

The following table sets forth, for each of the Named Officers, information regarding option awards and stock awards outstanding at December 31, 2006. As of that date, all stock options held by the Named Officers were exercisable and none of the stock awards held by the Named Officers were vested. The vesting dates applicable to each stock award are described following the table. At December 31, 2006, the Named Officers did not hold any other equity awards.

Option Awards				Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options (#) Exercisable(b)	Option Exercise Price($)(e)	Option Expiration Date(f)	Number of Shares or Units of Stock That Have Not Vested(#)(g)	Market Value of Shares or Units of Stock That Have Not Vested($)(h)
Roger Bosma	48,620 46,305 44,100 44,100 47,250	13.82 16.15 14.05 15.61 14.94	12/12/2011 12/10/2012 12/09/2013 12/07/2014 12/13/2015	10,000	149,000

Joseph F. Hurley	7,561 12,155 11,576 11,025 11,025 10,500	8.03 13.82 16.15 14.05 15.61 14.94	12/13/2010 12/12/2011 12/10/2012 12/09/2013 12/07/2014 12/13/2015	2,500	37,250

Robert A. Vandenbergh	6,700 12,762 12,155 11,576 11,025 11,025 10,500	7.00 8.03 13.82 16.15 14.05 15.61 14.94	02/08/2010 12/13/2010 12/12/2011 12/10/2012 12/09/2013 12/07/2014 12/13/2015	2,500	37,250

Steven Schachtel	6,381 6,077 5,788 5,513 11,025 10,500	8.03 13.82 16.15 14.05 15.61 14.94	12/13/2010 12/12/2011 12/10/2012 12/09/2013 12/07/2014 12/13/2015	0	0

Louis E. Luddecke	5,278 12,155 11,576 11,025 11,025 10,500	8.03 13.82 16.15 14.05 15.61 14.94	12/13/2010 12/12/2011 12/10/2012 12/09/2013 12/07/2014 12/13/2015	2,500	37,250

Jeffrey J. Buonforte	12,762 12,155 11,576 11,025 11,025 10,500	8.03 13.82 16.15 14.05 15.61 14.94	12/13/2010 12/12/2011 12/10/2012 12/09/2013 12/07/2014 12/13/2015	2,500	37,250

In the table above, we are disclosing:

•	in column (b), the number of shares of our Common Stock underlying unexercised stock options that were exercisable as of December 31, 2006;

•	in columns (e) and (f), respectively, the exercise price and expiration date for each stock option that was outstanding as of December 31, 2006;

•	in column (g), the number of shares of our Common Stock covered by stock awards that were not vested as of December 31, 2006; and

•	in column (h), the aggregate market value as of December 31, 2006 of the stock awards referenced in column (g).

In calculating the market values of restricted stock in the table above, we have multiplied the closing market price of our Common Stock on the last trading day in 2006, which was $14.90, by the applicable number of shares of Common Stock underlying the Named Officers’ stock awards. The stock awards included in the table above were granted on December 13, 2006, and vest in four equal annual installments beginning one year after the grant date. None of the restricted stock awards vested in 2006.

Options Exercised and Stock Awards Vested

The following table sets forth, for each of the Named Officers, information regarding stock options exercised during 2006 and stock awards vested during 2006. The phrase “value realized on exercise” represents the number of shares of Common Stock set forth in column (b) multiplied by the difference between the market price of our Common Stock on the date of exercise and the Named Officer’s exercise price. Similarly, the phrase “value realized on vesting” represents the number of shares of Common Stock set forth in column (d) multiplied by the market price of our Common Stock on the date on which the Named Officer’s stock award vested. As noted in the table, none of the restricted stock awards vested during 2006.

	Option Awards		Stock Awards
Name(a)	Number of Shares Acquired on Exercise(#)(b)	Value Realized on Exercise($)(c)	Number of Shares Acquired on Vesting(#)(d)	Value Realized on Vesting($)(e)
Roger Bosma	37,057	195,075	0	0
Joseph F. Hurley	0	0	0	0
Robert A. Vandenbergh	0	0	0	0
Steven Schachtel	0	0	0	0
Louis Luddecke	0	0	0	0
Jeffrey J. Buonforte	0	0	0	0

Pension Plans

The following table sets forth, for each of the Named Officers, information regarding the benefits payable under each of our plans that provides for payments or other benefits at, following, or in connection with such Named Officer’s retirement. In accordance with the SEC’s rules, the following table does not provide information regarding tax-qualified defined contribution plans or nonqualified defined contribution plans.

Name(a)	Plan Name(b)	Number of Years of Credited Service(#)(c)	Present Value of Accumulated Benefit($)(d)	Payments During Last Fiscal Year($)(e)
Roger Bosma	Supplemental Executive Retirement Plan	Not Applicable	1,116,105	0
Roger Bosma	Directors’ Deferred Compensation Plan	7.58	20,246	0
Joseph F. Hurley	—	—	—	—
Robert A. Vandenbergh	—	—	—	—
Steven Schachtel	—	—	—	—
Louis Luddecke	—	—	—	—
Jeffrey J. Buonforte	—	—	—	—

In the table above:

•

when we use the phrase “present value of accumulated benefit”, we are referring to the actuarial present value of the Named Officer’s accumulated benefits under the Supplemental Executive Retirement Plan and the Directors’ Deferred Compensation Plan, calculated as of December 31, 2006; and

•

column (e) refers to the dollar amount of payments and benefits actually paid or otherwise provided to the Named Officer during 2006 under our pension plans. As noted in the above table, no amounts were paid to the Named Officers during 2006.

In 2003, the Company and Lakeland Bank entered into a Supplemental Executive Retirement Plan Agreement with Mr. Bosma, our Chief Executive Officer, which provides that he will receive an annual retirement benefit of $150,000 a year, payable in monthly installments of $12,500 each for a 15-year period, when he reaches the age of 65. Mr. Bosma is entitled to these payments if (a) he terminates employment after reaching age 65, (b) prior to a change in control (as defined in the agreement), he resigns for good reason (as defined in the agreement), his employment is terminated due to disability or his employment is terminated by the Company without cause, or (c) he is employed at the time of a change in control. In addition, if Mr. Bosma’s employment with Lakeland terminates due to death, the agreement obligates the Company to pay his beneficiary the same sum of $150,000, in monthly installments of $12,500 each for a 15-year period, commencing after his death. The Company intends to fund its obligations under this agreement with the cash surrender value of life insurance policies purchased by the Company in 2003 covering certain executive officers, including Mr. Bosma. The agreement was amended in December 2006 to comply with Section 409A of the Internal Revenue Code. For a description of the Directors’ Deferred Compensation Plan, see “Directors Compensation”.

Deferred Compensation

The following table sets forth, for each of the Named Officers, information regarding each defined contribution plan that we maintain and each other plan that we maintain that provides for the deferral of compensation on a basis that is not tax-qualified.

Name(a)	Executive Contributions in 2006($)(b)	Registrant Contributions in 2006($)(c)	Aggregate Earnings in 2006($)(d)	Aggregate Withdrawals/ Distributions($)(e)	Aggregate Balance at December 31, 2006($)(f)
Roger Bosma	—	—	—	—	—
Joseph F. Hurley	—	—	—	—	—
Robert A. Vandenbergh	0	0	16,002	7,146	280,971
Steven Schachtel	—	—	—	—	—
Louis E. Luddecke	—	—	—	—	—
Jeffrey J. Buonforte	—	—	—	—	—

In the table above:

•	when we refer to the term “earnings”, we are referring to the aggregate interest or other earnings accrued to the Named Officer’s account during 2006;

•	the amounts included in columns (d) and (e) of this table are also included in full under the column “All Other Compensation” in the Summary Compensation Table set forth above; and

•	the amount included in column (f) of this table was not included in our Summary Compensation Table in any prior year’s proxy statement.

The National Bank of Sussex County (“NBSC”) entered into a salary continuation agreement during 1996 with Mr. Vandenbergh, its president, which entitled him to certain payments upon his retirement. As part of the merger of the Company and NBSC’s parent (High Point Financial Corp.) in July 1999, the Company placed in trust amounts equal to the present value of the amounts that would be owed to Mr. Vandenbergh in his retirement. This amount was $381,000. The earnings for 2006 were $16,002 and the aggregate balance of the trust at December 31, 2006 was $280,971. We have no further obligation to pay additional amounts pursuant to this agreement. The $7,146 withdrawn in 2006 was used to pay the premium for additional life insurance for Mr. Vandenbergh.

NBSC also provided Mr. Vandenbergh with a split dollar life insurance death benefit, pursuant to which his beneficiary will receive an amount equal to three times his last salary. The one time premium for such insurance was paid prior to 2006.

Employment Agreements and Other Arrangements with Executive Officers

Lakeland and Lakeland Bank entered into an employment agreement (the “Employment Agreement”) with Mr. Bosma as of January 1, 2000 whereby he serves as the President and Chief Executive Officer of Lakeland. The initial term of the Employment Agreement was three years, and is automatically renewable for one year on each anniversary date unless a majority of the directors of Lakeland vote not to extend the term. The Board determined in December 2004 that the term of Mr. Bosma’s employment agreement would not be extended past December 31, 2007. The Employment Agreement provides that Mr. Bosma will receive an annual base salary of at least $250,000. Mr. Bosma is also entitled to use of a Lakeland Bank-supplied automobile, Lakeland Bank paid membership in a country club approved by the Board and supplemental life insurance equal to two times base salary. If Mr. Bosma’s employment is terminated by Lakeland other than for cause (as defined in the Employment Agreement), and a change in control (as defined in the Employment Agreement) has not occurred, he will receive his then current base salary, an annual bonus equal to the average annual bonus paid to him during the three most recent fiscal years preceding his termination, and applicable perquisites and benefits for the balance of the term. The Employment Agreement contains confidentiality and non-compete covenants from Mr. Bosma in favor of Lakeland.

In the event of a change in control, the term of the Employment Agreement becomes fixed for a period of three years from the date of such event. During such period, Mr. Bosma is to be employed as President and Chief Executive Officer of Lakeland and is entitled to a base salary that is no less than the salary in effect as of the change in control, an annual bonus equal to the average annual bonus paid to him during the three most recent fiscal years prior to the change in control, and continuation of other benefits and perquisites in effect as of the change in control. If following a change in control, Mr. Bosma’s employment is terminated without cause, or he resigns within 90 days for good reason (as defined in the Employment Agreement) or after such 90 day period for any reason, he will be entitled to continued life and health insurance benefits for three years and a lump sum cash payment equal to three times the sum of his pre-change in control salary and the average annual bonus paid him during the three most recent fiscal years prior to the change in control. To the extent that the amount payable to Mr. Bosma on account of a change in control is subject to an excise tax under Section 4999 of the Code, Mr. Bosma will also receive an additional payment equal to 10% of such amount; provided, however, that if the net amount retained by Mr. Bosma after payment of such excise tax is less than the maximum amount which could be paid to him without triggering the excise tax, then the amount and benefits otherwise payable or to be provided to Mr. Bosma will be reduced to such maximum amount. For purposes of the Employment Agreement, the term “change in control” has the same meaning as under Lakeland’s Stock Option Plan.

Lakeland and Lakeland Bank also entered into agreements, dated March, 2001 and as amended by agreements dated March 10, 2003, with each of Messrs. Hurley, Vandenbergh, Luddecke and Buonforte (each, an “Executive”) providing for certain terms and conditions of their employment in the event of a change in control (each a “Change in Control Agreement”). Under such Change in Control Agreements, the term of each Executive’s employment becomes fixed for a period (the “contract period”) ending on the earlier of the Executive’s death, attainment of age 65, or the second anniversary of the date of such change in control. During the contract period, each Executive is to be employed in the same position as held by him immediately prior to such event, and is entitled to base salary equal to the annual salary in effect immediately prior to the change in control and bonus equal to the highest annual bonus paid during the three most recent fiscal years prior to the change in control. In addition, during the contract period, each Executive is entitled to certain other benefits and perquisites as in effect as of the change in control. If during the contract period, an Executive’s employment is terminated without “cause”, or he resigns for “good reason” (each as defined in the Change in Control Agreement), he will be entitled to continued life and health insurance benefits for the balance of the contract period and a lump sum cash payment equal to two times the sum of his highest salary and bonus paid to him during any of the three most recent calendar years prior to the change in control. For purposes of each Change in Control Agreement, the term “change in control” has the same meaning as under the Stock Option Plan. Each Change in Control Agreement contains confidentiality and non-compete covenants in favor of Lakeland.

On August 2, 2006, Lakeland and Lakeland Bank entered into an agreement with Steven Schachtel, the President of Lakeland Bank’s Equipment Leasing Division (the “Division”). The agreement provides for the continued employment of Mr. Schachtel as President of the Division at an initial base salary of $200,000. Mr. Schachtel is also entitled to earn an annual bonus (also referred to as a commission) based on the “Net Income After Taxes of the Division” for the most recently completed fiscal year. The “Net Income After Taxes of the Division” is defined as net income of the entire Division, after taxes, and after deducting salary, commissions and the federal and state taxes on such salary and commissions, for the entire Division. No commission is payable to Mr. Schachtel on the first $1,000,000 of Net Income After Taxes of the Division. With respect to the amount, if any, of Net Income After Taxes of the Division in excess of $1,000,000 (the amount of the excess over $1,000,000 is referred to as the “Excess”), Lakeland will retain 70% of such Excess and an amount equal to 30% of such Excess will be paid to Mr. Schachtel as a commission. There is a cap of $1,000,000 on the amount of the commission that Mr. Schachtel can earn for any one fiscal year. Any commission amounts that Mr. Schachtel would have been entitled to receive but for the preceding sentence will not be carried over into the next year and Mr. Schachtel will have no rights to any amounts in excess of the $1,000,000 annual cap. Mr. Schachtel is not guaranteed any commission.

After a change in control, Mr. Schachtel’s employment becomes fixed for a period (the “contract period”) ending on the earlier of his death, attainment of age 65, or the third anniversary of the date of such event. During the contract period, he is to be employed in the same position as held by him immediately prior to such event, and is entitled to base salary equal to the annual salary in effect immediately prior to the change in control. During the contract period, he will continue to participate in any commission/bonus plan in which he participated immediately prior to the change in control, and will be entitled to certain other benefits and perquisites as in effect as of the change in control.

If Mr. Schachtel’s employment is terminated without cause or he resigns with good reason (each as defined in his agreement), in either case after a change in control has occurred, he will be entitled to receive a lump sum payment equal to two times the highest annual salary paid to him during any of the three years prior to the change in control and to continued life and health insurance benefits for the balance of the contract period.

Had each of the Named Officers terminated employment as of December 31, 2006 in connection with a change in control, either through a termination by the Company (or a successor entity) without cause or by the executive for good reason (as defined in the agreements described above), the estimated amounts that each Named Officer would have been entitled to receive under their respective agreements are as follows: for Mr. Bosma: $1,975,000; for Mr. Hurley: $553,000; for Mr. Vandenbergh: $546,000; for Mr. Schachtel: $440,000; for Mr. Luddecke: $462,000; and for Mr. Buonforte: $477,000.

As described above under “Deferred Compensation”, during 1996, High Point Financial Corp.’s subsidiary bank entered into a salary continuation agreement with Mr. Vandenbergh, which entitles him to certain payments upon his retirement. As part of the Lakeland/High Point merger, Lakeland placed in trust an amount equal to the present value of the amount that would be owed to Mr. Vandenbergh upon his retirement. This amount was $381,000. At December 31, 2006, the aggregate amount in the trust was $280,971. Lakeland has no further obligation to pay additional amounts pursuant to this agreement.

As described above under “Pension Plans”, in 2003, the Company and Lakeland Bank entered into a Supplemental Executive Retirement Plan Agreement with Mr. Bosma, our Chief Executive Officer, which provides that he will receive an annual retirement benefit of $150,000 a year for a 15-year period when he reaches the age of 65. Lakeland intends to fund its obligations under this arrangement with the increase in cash surrender value of bank owned life insurance policies purchased in 2003. The agreement was amended in December 2006 to comply with Section 409A of the Internal Revenue Code. In 2006, Lakeland contributed $355,000 to this plan.

Board Independence; Committees

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors. NASDAQ adopted amendments to its definition of independence. Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee. As noted below, the Board has determined that the members of the Audit Committee satisfy all such definitions of independence. The Board has also determined that the following members of the Board satisfy the NASDAQ definition of independence: Mary Ann Deacon, George H. Guptill, Jr., Janeth C. Hendershot, Robert E. McCracken, Robert B. Nicholson, III, Joseph P. O’Dowd, Stephen R. Tilton, Sr., Paul G. Viall, Jr. and Arthur L. Zande. In March 2007, the Board of Directors created a new position of presiding director, whose primary responsibility is to preside over periodic sessions of the Board of Directors in which management directors do not participate. Mary Ann Deacon was appointed as the first presiding director.

During 2006, Lakeland’s Board of Directors held 14 meetings. Lakeland’s Board of Directors also maintains several Board committees.

The Audit Committee, consisting of George H. Guptill, Jr. (Chairperson), Joseph P. O’Dowd and Stephen R. Tilton, Sr., is responsible for reviewing the reports submitted by Lakeland’s independent registered public accounting firm and internal auditor and for reporting to the Board on significant audit and accounting principles, policies, and practices related to Lakeland. The Audit Committee met four times in 2006.

Lakeland is required to disclose whether the Board of Directors has determined that a member of the Audit Committee is an “audit committee financial expert”, as that term is defined in rules adopted by the SEC, and, if not, why not. Lakeland’s Board has not determined that any of the members of the audit committee is an audit committee financial expert. The Board has determined, however, that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the audit committee. The Board does not believe that it is necessary to search for any outside person who meets the definition of audit committee financial expert to serve on the Board and the audit committee. The audit committee has the authority to hire outside experts and consultants as it deems appropriate in carrying out its responsibilities.

The Nominating (or Governance) Committee consists of Robert McCracken (Chairperson), George Guptill, Jr. and Joseph P. O’Dowd. This committee is responsible for interviewing potential candidates for election to the Board and for nominating individuals each year for election to the Board. This committee met once in 2006.

The Compensation Committee, consisting of Paul G. Viall, Jr. (Chairperson), Mary Ann Deacon, Robert McCracken and Janeth Hendershot, makes compensation decisions for Lakeland’s staff and Board of Directors. The Compensation Committee met nine times in 2006. While the Compensation Committee may make recommendations to the full Board concerning the grant of stock options and restricted stock awards under the Stock Option Plan, the Compensation Committee does not administer the Stock Option Plan, which is administered by the full Board.

Directors Compensation

The following table sets forth certain information regarding the compensation we paid to our directors, other than Roger Bosma, during 2006. None of our directors received option awards or stock awards during 2006 or any compensation under any non-equity incentive plan. In accordance with our policies concerning the retirement of directors, Mr. Lubertazzi retired as a director of Lakeland Bank effective January 31, 2007.

Name(a)	Fees Earned or Paid in Cash($)(b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(f)	All Other Compensation($)(g)	Total($)(j)
Bruce G. Bohuny	58,800	6,804	70,000	135,604
Mary Ann Deacon	77,750	2,070	0	79,820
John W. Fredericks	60,650	4,647	80,000	145,297
Mark J. Fredericks	68,850	1,790	0	70,640
George H. Guptill, Jr.	48,300	4,959	0	53,259
Janeth C. Hendershot	39,500	1,271	0	40,771
Paul P. Lubertazzi	64,250	5,164	0	69,414
Robert E. McCracken	43,300	1,203	0	44,503
Robert B. Nicholson, III	67,700	1,077	0	68,777
Joseph P. O’Dowd	73,700	2,945	0	76,645
Stephen R. Tilton, Sr.	48,300	3,012	0	51,312
Paul G. Viall, Jr.	46,650	2,037	0	48,687
Arthur L. Zande	72,300	5,904	0	78,204

In the table above:

•

when we refer to “Fees Earned or Paid in Cash”, we are referring to all cash fees that we paid or were accrued in 2006, including annual retainer fees, Lakeland and Lakeland Bank committee and/or chairmanship fees and meeting fees;

•

the aggregate number of option awards outstanding for each director other than Roger Bosma at December 31, 2006 were: for Mr. Bohuny, 28,502 shares; for Ms. Deacon, 0 shares; for Mr. John Fredericks, 0 shares; for Mr. Mark Fredericks, 26,802 shares; for Mr. Guptill, 3,400 shares; for Ms. Hendershot, 35,004 shares; for Mr. Lubertazzi, 11,550 shares; for Mr. McCracken, 31,283 shares; for Mr. Tilton, 31,907 shares; for Mr. Nicholson, 27,562 shares; for Mr. O’Dowd, 29,311 shares; for Mr. Viall, 35,004 shares; and for Mr. Zande, 30,387 shares;

•

when we refer to “Change in Pension Value and Nonqualified Deferred Compensation Earnings”, we are referring to the aggregate change in the present value of each director’s accumulated benefit under all defined benefit and actuarial plans from the measurement date used for preparing our 2005 year-end financial statements to the measurement date used for preparing our 2006 year-end financial statements. Our Directors’ Deferred Compensation Plan is our only defined benefit and actuarial plan in which directors participate. There were no above-market earnings on such deferred compensation in 2006;

•

“all other compensation” includes for Mr. Bohuny, $70,000 additional compensation for services as Vice Chairman of Lakeland; and for Mr. John W. Frederick’s, $80,000 additional compensation for services as Chairman of Lakeland; and

•

in connection with Lakeland’s acquisition of Metropolitan State Bank in 1998, Lakeland agreed to provide Mr. Lubertazzi, the chief executive officer of Metropolitan, with two annual retirement benefits, each in the amount of $35,000 for 15 years, plus certain retiree medical benefits. During 2006, Mr. Lubertazzi received a total of $70,000 pursuant to these arrangements. Mr. Lubertazzi retired as a director of the Company effective January 31, 2007, at which time he received an additional $5,000 pursuant to the Directors’ Deferred Compensation Plan. None of these amounts is included in the table above.

Charles Tice retired as a director of the Company effective January 31, 2006. In 2006, he received a total of $3,000 in Board fees. In January 2007, Mr. Tice received his first payment of $5,000 under the Directors’ Deferred Compensation Plan.

During 2006, each director received a fee of $1,750 for each meeting of Lakeland’s Board that he or she attended from January through June, and $1,850 for each meeting attended from July through the remainder of the year. In addition, each director, other than Roger Bosma, received a $15,000 retainer, and payment for committee meetings attended, except that Chairman John Fredericks and Vice Chairman Bruce Bohuny received no payment for committee meetings. Members of Board committees (Compensation, Profit Sharing, ALCO, Nominating/Governance, and Loan Review) received $650 for each meeting attended from January through June 2006, with the exception of the Audit Committee, which received $1,250 per meeting. George Guptill, Jr. received $2,000 per meeting as Chairman of the Audit Committee. From July through December 2006, the fees for the Compensation, Profit Sharing, ALCO, Nominating/Governance, and Loan Review committees increased to $750 per meeting attended, and the Audit Committee increased to $1,350 per meeting attended. Each member of Lakeland’s Board was present for 75% or more of the aggregate of the total meetings of the Board and committees on which he or she served. Paul G. Viall, Jr. was appointed Chairperson of the Compensation Committee in March 2007, and will receive a 10 month pro-rated fee of $2,083 (based on an annual fee of $2,500) for serving as Chairperson of such Committee.

During 2006, the Board of Directors of Lakeland Bank met twice a month. Each director received $1,150 for each meeting attended from January through June and $1,250 for each meeting attended from July through December. Each director of Lakeland Investment Corp., a subsidiary of Lakeland Bank, received $575 as an annual fee.

The Board of Directors maintains the Directors’ Deferred Compensation Plan, which provides that any director having completed five years of service on Lakeland’s Board of Directors may retire and continue to be paid for a period of ten years at a rate ranging from $5,000 to $17,500 per annum, depending upon years of credited service. This plan is unfunded.

Lakeland’s Stock Option Plan provides for automatic option grants to directors who are not otherwise employed by Lakeland or its subsidiaries. Upon commencement of service, a non-employee director will receive a stock option to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value of the underlying Common Stock on the grant date. Options granted to non-employee directors are exercisable in 20% annual installments beginning on the date of grant.

As described in the table above, John W. Fredericks and Bruce G. Bohuny received $80,000 and $70,000, respectively, in 2006 as additional director’s compensation for their positions as Chairman and Vice Chairman, respectively. In 2007, Mr. Fredericks’ compensation was increased to $90,000, while the additional compensation for Mr. Bohuny in 2007 will be $35,000.

Compensation Committee Interlocks and Insider Participation

Lakeland’s Compensation Committee, which is currently comprised of Paul G. Viall, Jr. (Chairperson), Mary Ann Deacon, Janeth Hendershot and Robert McCracken, makes compensation decisions for executives. Paul Lubertazzi also served as a member of the Compensation Committee during 2006. Mr. Lubertazzi retired as a director in January 2007.

Stephen R. Tilton, Sr., a director of Lakeland, is the Chairman and Chief Executive Officer of Fletcher Holdings, LLC, which owns a building in Little Falls, New Jersey in which Lakeland rents a branch office. During 2006, the Company paid $127,000 to Fletcher Holdings, LLC as rent and related expenses.

Lakeland Bank has had, and expects to have in the future, transactions in the ordinary course of business with directors, officers, principal stockholders, and their associates, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and that do not involve more than the normal risk of collectability or other unfavorable features.

Policies and Procedures Concerning Related Party Transactions

The Audit Committee of the Board of Directors has adopted written procedures governing related party transactions. The procedures provide that:

•	related party transactions that have been previously approved by the full Board of Directors will not be included in the transactions that are approved by the Audit Committee;

•	any single related party transaction up to $5,000 is automatically deemed to be pre-approved by the Audit Committee;

•

either the Chairman or Vice Chairman of the Audit Committee is authorized to approve, prior to payment, related party transactions over $5,000 but not exceeding $10,000, and may override any previously approved transaction; and

•	related party transactions over $10,000 must be approved, prior to payment, by a majority of the members of the Audit Committee.

In general, the Audit Committee reviews related party transactions on a quarterly basis. By “related party transaction,” we mean a transaction between the Company or any of its subsidiaries, on the one hand, and an executive officer, director or immediate family member of an executive officer or a director, on the other hand.

Nominating Committee Matters

Nominating Committee Charter. The Board has adopted a Nominating Committee charter to govern its Nominating Committee. A copy of the Nominating Committee’s charter is attached as Annex A to this proxy statement.

Independence of Nominating Committee Members. All members of the Nominating Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace rules.

Procedures for Considering Nominations Made by Shareholders. The Nominating Committee’s charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the Board;

•

must not serve as attorneys for any other financial institution or bank or savings and loan holding company and must not be on the board of any other financial institution or bank or savings and loan holding company;

•	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•	must have a reputation, in one or more of the communities serviced by Lakeland and its subsidiaries, for honesty and ethical conduct;

•	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a bank holding company; and

•

must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders. The Nominating Committee’s charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

•	a review of the information provided to the Nominating Committee by the proponent;

•	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

•	a personal interview of the candidate,

together with a review of such other information as the Nominating Committee shall determine to be relevant.

Third Party Recommendations. In connection with the 2007 Annual Meeting, the Nominating Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company’s Common Stock for at least one year.

Audit Committee Matters

Audit Committee Charter. The Audit Committee performed its duties during 2006 under a written charter approved by the Board of Directors. A copy of the current Audit Committee Charter is attached as Annex B to this proxy statement.

Independence of Audit Committee Members. Lakeland’s Common Stock is listed on the NASDAQ Global Select Market and Lakeland is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules and under the SEC’s Rule 10A-3.

Audit Committee Report. In connection with the preparation and filing of Lakeland’s Annual Report on Form 10-K for the year ended December 31, 2006:

(1) the Audit Committee reviewed and discussed the audited financial statements with Lakeland’s management;

(2) the Audit Committee discussed with Lakeland’s independent registered public accounting firm the matters required to be discussed by SAS 61, as amended by SAS 90;

(3) the Audit Committee received and reviewed the written disclosures and the letter from Lakeland’s independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Lakeland’s independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the accountants’ independence; and

(4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2006 Annual Report on Form 10-K.

By:	The Audit Committee of the Board of Directors:

George H. Guptill, Jr., Chairperson

Joseph P. O’Dowd

Stephen R. Tilton, Sr.

Audit Fees and Related Matters

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

Audit Fees. Audit fees billed or expected to be billed to Lakeland by Grant Thornton for the audit of the financial statements included in Lakeland’s Annual Reports on Form 10-K, reviews of the financial statements included in Lakeland’s Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings, for the years ended December 31, 2005 and 2006 totaled approximately $283,507 and $363,066, respectively.

Audit-Related Fees. Lakeland was billed $7,876 and $0 by Grant Thornton for the years ended December 31, 2005 and 2006, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption Audit Fees above, such as the audit of employee benefit plans.

Tax Fees. Lakeland was billed an aggregate of $82,450 and $62,035 by Grant Thornton for the fiscal years ended December 31, 2005 and 2006, respectively, for tax services, principally advice regarding the preparation of income tax returns.

All Other Fees. Lakeland was billed an aggregate of $0 and $0 by Grant Thornton for the fiscal years ended December 31, 2005 and 2006, respectively.

Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of Lakeland’s principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by Lakeland’s outside auditors even if they are not pre-approved. Lakeland has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

Code of Ethics

Lakeland is required to disclose whether it has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Lakeland has adopted such a code of ethics and has posted a copy of the code on its internet website at the internet address: http://www.lakelandbank.com. Copies of the code may be obtained free of charge from the Company’s website at the above internet address.

Shareholder Communication with the Board

The Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to Lakeland’s Chairman of the Board and should be sent to such individual c/o Lakeland Bank, 250 Oak Ridge Road, Oak Ridge, New Jersey 07438. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Chairman’s receipt of such a communication, Lakeland’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend Lakeland’s annual meeting of shareholders. Each of the members of the Board attended the Company’s 2006 annual meeting of shareholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the information provided under the caption “Compensation Discussion and Analysis” set forth above. Based on that review and those discussions, the Compensation Committee recommended to our Board that such “Compensation Discussion and Analysis” be included in this proxy statement.

Paul G. Viall, Jr. (Chairperson)

Mary Ann Deacon

Janeth Hendershot

Robert McCracken

Other Compensation Committee Matters

Charter. Our Board of Directors has defined the duties of its Compensation Committee in a charter. A copy of the Compensation Committee’s charter is attached to this proxy statement as Annex C.

Authority, Processes and Procedures. Our Compensation Committee is responsible for administering our employee benefit plans, for establishing the compensation of our President and Chief Executive Officer and for reviewing and approving compensation programs covering our other executive officers. Our Compensation Committee also establishes policies and monitors compensation for our employees in general. While the Compensation Committee may, and does in fact, delegate authority with respect to the compensation of employees in general, the Compensation Committee retains overall supervisory responsibility for employee compensation. With respect to executive compensation, the Compensation Committee receives recommendations and information from senior staff member. Mr. Bosma participates in Committee deliberations regarding the compensation of other executive officers, but does not participate in deliberations regarding his own compensation. The Compensation Committee also has the authority to hire compensation consultants to assist it in carrying out its duties.

Consultants. During our fiscal year ended December 31, 2006, the Compensation Committee engaged the compensation consulting firm of Innovative Compensation and Benefits Concepts. The Compensation Committee discussed with representatives of the consulting firm the forms and amounts of compensation of our President and Chief Executive Officer as well as our other executive officers, including salary levels, bonus amounts and restricted stock awards.

PROPOSAL 2

PROPOSAL TO PERMIT THE COMPANY’S OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS TO PURCHASE THE COMPANY’S SECURITIES IN ANY FUTURE PUBLIC OFFERING AT THE SAME PRICE AS MEMBERS OF THE PUBLIC PURCHASE SUCH SECURITIES IN SUCH PUBLIC OFFERING.

From time to time, the Company may wish to raise funds through a public offering of its Common Stock or other securities. Any such offering typically involves filing a registration statement with the Securities and Exchange Commission covering the securities to be sold.

The Company’s Common Stock is listed on the NASDAQ Global Select Market. Accordingly, the Company is subject to NASDAQ’s rules and regulations. NASDAQ Rule 4350(i)(1) may be interpreted to prohibit officers, directors, employees and consultants of the Company from purchasing securities of the Company in a public offering at the price offered to the public, unless the Company’s shareholders approve the purchase by such officers, directors, employees and consultants at that price. This is because the price to the public in a public offering of securities of a company whose stock is publicly traded, such as Lakeland Bancorp, is often set at a discount to the then market price of the company’s stock, and the NASDAQ Rule may be interpreted to prevent officers, directors, employees and consultants from purchasing securities in a public offering at a discount.

Management and the Board of Directors of the Company believe that if the Company were to commence a public offering of the Company’s securities in the future, it would be in the Company’s best interests to permit the Company’s officers, directors, employees and consultants to purchase securities in such offering at the same price as all other purchasers. Accordingly, by voting “FOR” Proposal 2, you will be enabling the Company to sell securities to such persons in any public offering the Company may commence in the future on the same terms as are offered to members of the public.

The Company has no immediate plans to commence a public offering of its securities. This proxy statement does not constitute an offer to sell or the solicitation of an offer to buy any securities. If the Company commences a public offering in the future, the specific terms of any such offering, such as the type of security to be sold and the sale price, will be determined at such time.

The Board of Directors recommends a vote “FOR” Proposal 2.

INDEPENDENT ACCOUNTANTS

Relationship with Independent Accountants. Grant Thornton LLP, which became the independent accountants of Lakeland beginning with the financial statements for the quarter ended March 31, 1999, were the Company’s independent accountants in 2006, and have been engaged as the Company’s independent accountants for 2007. It is anticipated that a representative of Grant Thornton will be present at the Annual Meeting and will be available to answer questions.

OTHER MATTERS

Management is not aware of any other business to be brought up at the meeting for action by stockholders at such meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to management at the time of printing hereof and which may come properly before the meeting.

SHAREHOLDER PROPOSALS

If a Lakeland stockholder intends to present a proposal at Lakeland’s 2008 Annual Meeting of stockholders, the proposal must be received by Lakeland at its principal executive offices not later than December     , 2007 in order for that proposal to be included in the proxy statement and form of proxy relating to that meeting, and by February     , 2008 in order for the proposal to be considered at Lakeland’s 2008 annual meeting of stockholders (but not included in the proxy statement or form of proxy for such meeting). Any stockholder proposal which is received after those dates or which otherwise fails to meet the requirements for stockholder proposals established by regulations of the SEC will neither be included in the proxy statement or form of proxy, nor be considered at the meeting. For a description of procedures for nominations to be submitted by shareholders, see “Nominating Committee Matters.”

By Order of the Board of Directors:

Arthur L. Zande

Secretary

A copy of Lakeland Bancorp, Inc.’s annual report for the year ended December 31, 2006, including financial statements, accompanies this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

A copy of Lakeland Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission, is available (excluding exhibits) without cost to shareholders upon written request made to Arthur L. Zande, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, New Jersey 07438.

ANNEX A

LAKELAND BANCORP, INC.

NOMINATING COMMITTEE CHARTER

Purposes of the Nominating Committee

The purposes of the Nominating Committee are:

•	to consider proposals made by shareholders and others to nominate specific individuals to the board of directors of Lakeland Bancorp, Inc. (the “Company”);

•	to identify qualified individuals for membership on such board (the “Board”) ; and

•	to recommend to the Board the director nominees for election at each annual meeting of shareholders and at each other meeting of shareholders at which directors are to be elected.

Membership of the Nominating Committee

The Nominating Committee:

•	shall consist of not less than three members of the Board, the exact number to be established by the board of directors from time to time;

•	shall consist solely of individuals who meet the independence standards set forth in Securities and Exchange Commission rules and in the listing standards applicable to the Company; and

•	shall consist solely of members who are appointed by, and who may be removed by, the Board.

Criteria for Nomination to the Board of Directors

Each individual nominated by the Nominating Committee to serve on the Board of Directors shall, in the Nominating Committee’s opinion, satisfy the following criteria (the “Minimum Criteria”) together with such other criteria as shall be established by the Nominating Committee:

•	such nominee shall satisfy any legal requirements applicable to members of the Board;

•	such nominee shall have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•	such nominee shall have a reputation, in one or more of the communities serviced by the Company and its subsidiaries, for honesty and ethical conduct;

•	such nominee shall have a working knowledge of the types of responsibilities expected of members of the board of directors of a public corporation; and

•

such nominee shall have experience, either as a member of the board of directors of another public or private corporation or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Procedures to be Followed with Respect to the Submission of Names for Consideration by the Nominating Committee.

The following procedures (the “Minimum Procedures”) shall be utilized in considering any candidate for election to the Board at an annual meeting, other than candidates who have previously served on the Board or who are recommended by the Board. A nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a notice as described above. Such notice shall set forth as to each person whom the proponent proposes to nominate for election as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate satisfies the Minimum Criteria and any Additional Criteria (as defined below) established by the Nominating Committee.

In the event that a director is to be nominated at a special meeting of shareholders or is to be elected by the Board, the Nominating Committee shall develop procedures designed to conform, as nearly as practicable, to the procedures applicable to elections of Board members at annual meetings.

The Nominating Committee may, but shall not be required to, develop other procedures (the “Additional Procedures”) designed to supplement the Minimum Procedures.

Processes to be Followed in Considering Candidates

Candidates to serve on the Board shall be identified from such sources as shall be available to the Nominating Committee, including without limitation recommendations made by shareholders.

There shall be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process shall include (i) a review of the information provided to the Nominating Committee by the proponent, (ii) a review of reference letters from at least two sources determined to be reputable by the Nominating Committee and (iii) a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

Duties of the Nominating Committee

The Nominating Committee shall:

•	determine whether other criteria (the “Additional Criteria”), beyond the Minimum Criteria, should apply in nominating members of the Board, such Additional Criteria to:

•	reflect, at a minimum, all applicable laws, rules, regulations and listing standards applicable to the Company, and

•	take into account a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the board of directors;

•	determine whether the Minimum Procedures should be supplemented with Additional Procedures relating to the information to be submitted to the Nominating Committee regarding prospective candidates;

•	annually review the size, composition and needs of the Board and make recommendations to the Board;

•	recommend to the Board the director nominees for election at the next annual meeting of shareholders;

2

•	consider and recommend candidates for appointment to the Board to the extent vacancies arise between annual meetings of shareholders;

•	consider director candidates submitted by shareholders and other third-parties, in accordance with the Minimum Procedures and any Additional Procedures adopted by the Nominating Committee; and

•	annually review the Nominating Committee charter and recommend to the Board any changes it deems necessary or desirable.

Meetings of the Nominating Committee

The Nominating Committee shall meet as often as necessary to carry out its responsibilities, but not less than once each year. At the discretion of the chairperson of the Nominating Committee, but at least once each year for all or a portion of a meeting, the members of the Nominating Committee shall meet in executive session, without any members of management present.

Additional Authority of the Nominating Committee

The Nominating Committee shall have the authority, in its discretion, to retain outside counsel and other advisors.

3

ANNEX B

AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors of Lakeland Bancorp, Inc. (“Lakeland” or the “Company”) to assist the Board in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the “independent auditors”), the performance of the internal auditor and the Company’s internal audit function, and such other duties as the Board may direct. The Audit Committee is expected to maintain free and open communication (including separate executive sessions at least annually) with the independent auditors, the internal auditor and management of the Company.

The Audit Committee’s primary duties and responsibilities are to:

•

Assume direct responsibility for the appointment, compensation and oversight of the work of the Company’s independent auditors, including resolution of any disagreements that may arise between the Company’s management and the Company’s independent auditors regarding financial reporting.

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

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Encourage adherence to, and continued improvement of, the Company’s accounting policies, procedures, and practices at all levels; review of potential significant financial risk to the Company; and monitor compliance with legal and regulatory requirements.

•	Monitor the performance of the Company’s internal audit function.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the authority to retain, at the Company’s expense, independent legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Pursuant to this Charter:

1. THE COMMITTEE

Audit Committee members shall meet the applicable independence requirements of the National Association of Securities Dealers (the “NASD”), the Securities and Exchange Commission (the “SEC”) and the Sarbanes-Oxley Act of 2002 (the “Act”). Audit Committee members shall also meet the experience requirements of the listing standards of the Nasdaq Stock Market and applicable laws and regulations. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent (as defined by applicable rules of the NASD and the SEC) directors, free from any relationship that would interfere with the exercise of his or her independent judgment, and no Audit Committee member may, other than in the capacity of an Audit Committee or Board member, accept any consulting, advisory, or other compensatory fee from the Company or its subsidiaries or be an affiliated person of the Company or its subsidiaries. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. Members of the Audit Committee will not serve simultaneously on the audit committees of more than two other public companies.

Audit Committee members shall be appointed by the Board. The Audit Committee shall appoint a Chair and a Vice Chair by majority vote from among its members.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall meet at least annually with management and the independent auditors, to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee shall meet quarterly with the independent auditors and management to discuss the annual audited financial statements or quarterly financial statements, as applicable.

2. SCOPE

The Committee serves at the pleasure of the Board of Directors.

3. FUNCTIONS OF THE COMMITTEE

The Committee will satisfy its responsibilities by completing the following functions:

Review Procedures

(a) Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

(b) Require the independent auditors to advise the Audit Committee in advance in the event that the independent auditors intend to provide any professional services to the Company other than services provided in connection with an audit or a review of the Company’s financial statements (“non-audit services”).

(c) Review and pre-approve all audit and non-audit services provided by the Company’s independent auditors and obtain confirmations from time to time from the Company’s outside auditing firm that such firm is not providing to the Company (i) any of the non-auditing services listed in Section 10A(g) of the Securities Exchange Act of 1934, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the Audit Committee.

(d) Approve the provision of non-audit services that have not been pre-approved by the Audit Committee, but only to the extent that such non-audit services qualify under the de minimus exception set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934. Record in its minutes and report to the Board all approvals of audit services and non-audit services granted by the Audit Committee.

(e) Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

(f) In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

(g) Review Lakeland’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items to be communicated by the independent auditors in accordance with AICPA SAS 61.

(h) Review the independence and performance of the independent auditors and annually appoint the independent auditors or approve any discharge of auditors when circumstances warrant, it being understood that the independent auditors are ultimately accountable to the Audit Committee. The Audit Committee shall require

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the independent auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the independent auditors and the Company that may affect the objectivity and independence of the independent auditors. Such statement shall confirm that the independent auditors are not aware of any conflict of interest prohibited by Section 10A(l) of the Securities Exchange Act of 1934. The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

(i) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and for the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

(j) On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

(k) Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

(l) Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting and ensure the auditing firm reports to the Audit Committee under the requirements set forth in Section 204 of the Act.

(m) Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

(n) Commencing on such date as Section 102(a) of the Act becomes effective, obtain confirmation from the independent auditors at the commencement of each audit that such firm is a “registered public accounting firm” as such term is defined under the Act.

(o) Require the independent auditors to report to the Audit Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, the treatments preferred by the independent auditors and other material written communications between the independent auditors and the Company’s management, including management’s letters and schedules of unadjusted differences.

(p) Set clear policies, compliant with governing laws and regulations, for the hiring of employees or former employees of the independent auditor.

(q) Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

(r) Review and approve all related party transactions.

(s) Within the time periods required by the Act and the regulations promulgated thereunder, establish, review and update periodically a Code of Ethics (the “Code”) that complies with all applicable laws and regulations and that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

(t) Review the Company’s major financial and accounting risk exposures and the steps that management has undertaken to control them.

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(u) Review, with the Company’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

(v) Investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable.

Other Audit Committee Responsibilities

(a) Annually, prepare a report to shareholders as required by the Securities and Exchange Commission, such report to be included in the Company’s annual proxy statement.

(b) Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.

(c) Perform any other activities consistent with this Charter, the Company’s by-laws, the Company’s certificate of incorporation and governing law, as the Committee or the Board deems necessary or appropriate.

(d) Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

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ANNEX C

Lakeland Bancorp, Inc.

Compensation Committee Charter

Adopted November 8, 2006

The Role of The Compensation Committee

The Compensation Committee in recommending to the Board of Directors plays a crucial role in overseeing compensation plans for all employees and in setting specific pay levels for the company’s top executives, and for outside directors. The members of that Committee forge the key link for the Board and management in balancing the interests of shareholders with those of management.

Composition

The Compensation Committee will be composed of three or more directors, none of whom will be an employee of the Company and each of whom will meet the independence requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). All members of the Compensation Committee will be “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act, and “outside directors” as defined in Section 162(m) of the Internal Revenue Code.

The members of the Compensation Committee will be appointed by the Board of Directors at the annual organizational meeting of the Board and will serve until the next annual organizational meeting or until their respective successors will be duly elected and qualified.

General Responsibilities

The Committee’s mission will be to assure that the company’s compensation program is effective in attracting and retaining key talent, that it links pay to performance, that it is administered fairly, is aligned with the strategy and values of Lakeland Bank, and is in the shareholders’ interests. The Compensation Committee will recommend to the Board of Directors compensation policy including salary and benefits.

Specific Responsibilities

The Compensation Committee will:

a)	Establish the compensation and benefits philosophy and strategy for the Company, in consultation with the CEO. (Overall Compensation Strategy)

b)	In conjunction with the CEO determine performance measures and goals for measuring corporate performance as they relate to compensation.

c)	Establish a process and measures the performance of the CEO including the setting of performance goals.

d)	Establish compensation awards for the CEO, including salary, bonus, stock awards, and, if applicable, contracts and any supplemental compensation or benefit arrangements.

e)	Review and approve compensation programs covering the Executive Team and, considering the recommendation of the CEO, approve individual compensation awards for this group. Review salary increases awarded to all officers.

f)	Evaluate competitive compensation levels for the Executive Team based on reliable industry analyses; and approve “peer group” companies to be included in competitive compensation comparisons.

g)	Review overall compensation and benefits budget.

h)	Reviews and recommends to the Board implementation or revision of any major compensation or benefit programs.

i)	Reviews and recommends to the Board all stock option, restricted stock, and other equity alternative grants.

j)	Review and approve the Compensation Committee report to shareholders in the annual proxy statement.

k)	Review, on an annual basis, a report prepared by the Human Resources Department on “the state of compensation & benefit plans at Lakeland Bancorp to ensure consistency with the Compensation Philosophy.

l)	Recommend Board of Director pay levels and programs to the Board.

m)	Report committee actions fully and promptly to the Board.

n)	Annually evaluate, and as needed, revise the Committee Charter.

o)	Retain and/or terminate any compensation consultant or consulting firm to assist in the evaluation of director, CEO or senior executive compensation, including sole authority to approve the consultant’s fees and other retention terms.

p)	The Compensation Committee may also, at its discretion, engage outside legal counsel or other advisors, as it deems necessary to carry out its functions.

Administrative Issues

In order to make efficient and informed decisions, it may be helpful to distinguish routine approvals under existing programs from the adoption of new programs or major modifications to existing programs

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New programs or major modifications to existing programs: Any recommendations for new programs or significant modifications to existing programs must be submitted to the Committee at least one month before the Committee meeting.

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Routine approvals under existing programs: All normal recommendations for key executive salary increases, bonus awards, or stock option grants should be submitted to the Committee at least two weeks before the Committee meeting.

The Compensation Committee will meet at least four times per year and will hold any additional meetings as may be called by the Chairman of the Compensation Committee or a majority of the members of the Compensation Committee. Members of senior management or others may attend meetings of the Compensation Committee at the invitation of the Compensation Committee and will provide pertinent information as necessary. The Chairman of the Compensation Committee will set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Compensation Committee members prior to each meeting. The Chairman will also cause minutes of each meeting to be prepared and circulated to the Committee members. The Compensation Committee may meet via telephone conference calls. A majority of the members of the Compensation Committee will constitute a quorum for all purposes.

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LAKELAND BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2007

The undersigned hereby appoints Roger Bosma, John W. Fredericks and Joseph F. Hurley, and each of them, with full power of substitution, to vote for and on behalf of the undersigned at the annual meeting of shareholders of Lakeland Bancorp, Inc. to be held on MAY 9, 2007, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE BOARD’S NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2 DESCRIBED BELOW.

(Continued and to be signed and dated on the reverse side.)

1. ELECTION OF DIRECTORS (for the terms described in the Proxy Statement):

☐ FOR all of the nominees listed below (except as indicated to the contrary below) ☐ WITHHOLD AUTHORITY to vote for election of directors	NOMINEES (to be elected by the holders of Common Stock): O John W. Fredericks O Robert E. McCracken O Stephen R. Tilton, Sr. O Paul G. Viall, Jr.

(Instruction:	To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.      APPROVAL OF PROPOSAL TO PERMIT LAKELAND BANCORP, INC.’S OFFICERS, DIRECTORS, EMPLOYEES AND
CONSULTANTS TO PURCHASE LAKELAND BANCORP’S SECURITIES IN ANY FUTURE PUBLIC OFFERING AT
THE SAME PRICE AS MEMBERS OF THE PUBLIC PURCHASE SUCH SECURITIES IN SUCH PUBLIC OFFERING:

☐ FOR ☐ AGAINST ☐ ABSTAIN

3       Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

Dated: , 2007

(Signature of Shareholder(s))

Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as it appears.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY

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